Registration No. 333-
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                                     38-0549190
(State or other jurisdiction                (I.R.S. Employee Identification No.)
 of incorporation or organization)

      One American Road
      Dearborn, Michigan                                48126-1899
(Address of principal executive offices)                (Zip Code)

                          1998 Long-Term Incentive Plan
                            (Full Title of the Plan)

                           PETER J. SHERRY, Jr., Esq.
                               Ford Motor Company
                        P. O. Box 1899 One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== =======================
                                                                                  Proposed
        Title of                                           Proposed               maximum
    securities to be            Amount to be           maximum offering         aggregate offering         Amount of
       registered                registered            price per share             price (e)            registration fee (f)
                                 (a),(c),(e)              (b),(d)
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                    96,671 (a)              $13.9464 (b)                 ______                  ______
$.01 par value                     shares
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                    465,000 (c)              $15.165 (d)
$.01 par value                     shares
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                    900,000 (e)              $15.165 (d)
$.01 par value                     shares
========================== ======================== ======================== ======================== =======================
                                                                               $22,048,437.43 (f)         $2,793.54 (g)
========================== ======================== ======================== ======================== =======================
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(a)  The number of shares  being  registered  includes  96,671  shares of Common
     Stock of the  Company  subject  to  options  or stock  appreciation  rights granted under the 1998 Long-Term Incentive Plan (the "Plan").

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(b)  Based on the  volume-weighted  average option price of (a) 52,171 shares of
     Common Stock subject to options  granted under the Plan and  outstanding on
     May 10, 2004,  with an option price of $13.26,  (b) 20,000 shares of Common
     Stock subject to options  granted under the Plan and outstanding on May 10,
     2004 with an option  price of  $13.57,  (c)  4,500  shares of Common  Stock subject to options  granted under the Plan and  outstanding on May 10, 2004 with an option price of $14.05,  (d) 20,000  shares of Common Stock subject to options  granted under the Plan and  outstanding on May 10, 2004 with an option price of $16.09 in accordance  with Rule 457(h) under the Securities
     Act of 1933.
(c)  The number of shares registered  includes 465,000 shares of Common Stock of the Company subject to options or stock  appreciation  rights to be granted under the Plan.
(d)  Based on the market price of Common Stock of the Company on May 3, 2004, in accordance with Rule 457(c) under the Securities Act of 1933.
(e)  The number of shares being  registered  includes  900,000  shares of Common
     Stock of the Company to be issued as awards to participants under the Plan.
(f)  This amount is the sum of (a) the  aggregate  option price of 96,671 shares of Common  Stock of the  Company  subject to options or stock  appreciation rights  granted  under the Plan and  outstanding  on May 10,  2004,  with a volume-weighted  average option price of $13.9464,  in accordance with Rule
     457(h) under the Securities Act of 1933, (b) the assumed  aggregate  option price of 465,000  shares of Common  Stock  being  registered,  based on the market  price of Common  Stock of the Company on May 3, 2004 in  accordance with Rule  457(c)  under the  Securities  Act of 1933,  and (c) the assumed
     aggregate   offering   price  of  900,000  shares  of  Common  Stock  being
     registered, based on the market price of the Common Stock of the Company on
     May 3, 2004, in  accordance  with Rule 457(c) under the  Securities  Act of
     1933.
(g)  This amount is based on the proposed  maximum  aggregate  offering price of
     $22,048,437.43. See note (f).


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                          1998 Long-Term Incentive Plan
                             -----------------------


           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The  contents  of  Registration  Statement  Nos.  333-113608,   333-105674,
333-104064,   333-87990,  333-57598,  333-37542,  333-70447  and  333-52399  are
incorporated herein by reference.


Item 8. Exhibits.


Exhibit 4.1  -  Ford Motor Company 1998 Long-Term Incentive Plan, as amended and restated as of January 1, 2003.  Filed as Exhibit 10-R to Ford's
                Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

Exhibit 5    -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder.
                Filed with this Registration Statement.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding
                unaudited interim financial information.   Filed with this
                Registration Statement.

Exhibit 23   -  Consent of Independent Accountants. Filed with this Registration
                Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature. Filed as Exhibit 24.1 to Registration Statement No. 333-115339 and incorporated herein by reference.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.2 to Registration Statement No. 333-115339 and incorporated herein by reference.




     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 10th day of May, 2004.



                               FORD MOTOR COMPANY

                               By:  William Clay Ford, Jr.*
                                  ------------------------------------
                                   (William Clay Ford, Jr.)
                                    Chairman of the Board of Directors

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.
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

      Signature                                 Title                                 Date
      ---------                                 -----                                 ----

                                         Director, Chairman of the Board and
   William Clay Ford, Jr.*               Chief Executive Officer and Chair
------------------------------           of the Environmental and Public
 (William Clay Ford, Jr.)                Policy Committee
                                         (principal executive officer)


    John R. H. Bond*                     Director
------------------------------
   (John R. H. Bond)




    Stephen G. Butler*                   Director                                 May 10, 2004
------------------------------
   (Stephen G. Butler)



    Kimberly A. Casiano*                 Director
------------------------------
   (Kimberly A. Casiano)



     Edsel B. Ford II*                   Director
------------------------------
    (Edsel B. Ford II)



     William Clay Ford*                  Director
------------------------------
    (William Clay Ford)

      Signature                                 Title                                   Date
      ---------                                 -----                                   ----


  Irvine O. Hockaday, Jr.*               Director and Chair of
------------------------------           the Audit Committee
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis*                 Director and Chair of the
------------------------------           Compensation Committee
    (Marie-Josee Kravis)



    Richard A. Manoogian*                Director
----------------------------------
   (Richard A. Manoogian)



      Ellen R. Marram*                   Director and Chair of the
------------------------------           Nominating and Governance
     (Ellen R. Marram)                   Committee



     Homer A. Neal*                      Director                                 May 10, 2004
------------------------------
    (Homer A. Neal)



       Jorma Ollila*                     Director
------------------------------
      (Jorma Ollila)



      Carl E. Reichardt *                Director and Chair of the
------------------------------           Finance Committee
     (Carl E. Reichardt)




     Robert E. Rubin*                    Director
------------------------------
    (Robert E. Rubin)



    Nicholas V. Scheele*                 Director and President
------------------------------
  (Nicholas V. Scheele)

      Signature                                 Title                                 Date
      ---------                                 -----                                 ----


     John L. Thornton*                   Director
-----------------------------
     (John L. Thornton)



     James C. Gouin*                     Vice President and
------------------------------           Controller
   (James C. Gouin)                      (principal accounting officer)



     Donat R. Leclair*                   Group Vice President and                 May 10, 2004
------------------------------           Chief Financial Officer
   (Donat R. Leclair)                    (principal financial officer)




*By: /s/K. S. Lamping
   ---------------------------
    (K. S. Lamping,
     Attorney-in-Fact)

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

                                  EXHIBIT INDEX
                                  -------------
                                                                                       Sequential Page
                                                                                       at Which Found
                                                                                       (or Incorporated
                                                                                         by Reference)
                                                                                         -------------
Exhibit 4.1  -  Ford Motor Company 1998 Long-Term Incentive Plan, as amended and restated as of January 1, 2003.  Filed as Exhibit 10-R to
                Ford's Annual Report on Form 10-K for the year ended
                December 31, 2002 and incorporated herein by reference.

Exhibit 5    -  Opinion of Kathryn S. Lamping, an Assistant Secretary
                and Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23   -  Consent of Independent Accountants.  Filed with this
                Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed as
                Exhibit 24.1 to Registration Statement No. 333-115339 and incorporated herein by reference.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney.  Filed as
                Exhibit 24.2 to Registration Statement No. 333-115339 and incorporated herein by reference.

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